Exhibit 15

EXECUTION COPY

AMENDED AND RESTATED AMENDMENT NO. 3
TO THE 2010 AMENDED AND RESTATED
SHAREHOLDERS’ AGREEMENT

THIS AMENDED AND RESTATED AMENDMENT NO. 3 (the “Third Amendment”) TO THE 2010 AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT IS ENTERED INTO ON OCTOBER 24, 2014, BY AND AMONG:

TELECOM ITALIA S.p.A. a company duly organized and existing under the laws of Italy with its registered office at Piazza Affari 2, Milan. Italy (“TI”); and

TELECOM ITALIA INTERNATIONAL N.V., a company duly organized and existing under the laws of The Netherlands with its registered office at Strawinskylaan 1627, 1077 XX Amsterdam “TII”), on one side; and

W DE ARGENTINA - INVERSIONES S.A. (formerly W DE ARGENTINA - INVERSIONES S.L.), a company duly organized and existing under the laws of the Kingdom of Spain with its registered office at Calle Emilio Calzadilla no. 5, 3° Piso, Santa Cruz de Tenerife, Spain (together with its successor “LOS W”); and

LOS W S.A., a company duly organized and existing under the laws of Argentina, the guarantor company of LOS W, with its registered offices at Avenida Madero 900, Buenos Aires, Argentina (“LOS W Guarantor Company”); and

Messrs. Daniel Werthein, Argentinean citizen ID Number 4548122, Adrián Werthein, Argentinean citizen ID Number 10155697, Gerardo Werthein, Argentinean citizen ID Number 11802966, and Dario Werthein. Argentinean citizen ID Number 17332652 (the “LOS W Controlling Shareholders”).

TI, TII, LOS W, LOS W Guarantor Company, the LOS W Controlling Shareholders, are hereinafter individually referred to as “Party” and collectively as the “Parties”.

WITNESSETH:

WHEREAS, on August 5, 2010, the Parties hereto and WAI INVESTMENTS I, LLC, a limited liability company of which Los W was the sole member, then duly formed and existing under the Laws of the State of Delaware with its registered office at The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801 and WAI INVESTMENTS II, LLC a limited liability company of which Los W was the sole member, then duly formed and existing under the Laws of the State of Delaware with its registered office at The Corporation Trust Company, 1209 Orange Street, in the City of Wilmington, County of New Castle, 19801 entered into an Amended and Restated Shareholders’ Agreement (the “2010 Amended and Restated Shareholders’ Agreement”);

WHEREAS, LOS W, WAI Investment I LLC, WAI lnvestment II LLC, TI and TII assumed a Compromiso before CNDC, dated October 4, 2010, with respect to Expte S01:0297934/2010 (con.741) (the “Compromiso”);

WHEREAS, on October 13, 2010, in light of the provisions of the Compromiso, the Parties hereto and WAI Investment I LLC and WAI Investment II LLC entered into the Amendment No. 1 to the 2010 Amended and Restated Shareholders’ Agreement (the “First Amendment”)

WHEREAS, on March 9, 2011, the Parties hereto entered into a certain share purchase agreement (the “Los W Share Purchase Agreement”), by means of which TII acquired from Los W 43.970.200 common shares of the Company corresponding to 10% of Company’s share capital, thus increasing its participation in the Company, together with TI, to 68% of the share capital of the Company, while Los W held the remaining 32%;

WHEREAS, on March 9, 2011, in light of the provisions of the Los W Share Purchase Agreement, the Parties hereto entered into the Amendment No. 2 to the 2010 Amended and Restated Shareholders’ Agreement (the “Second Amendment”);

WHEREAS, on November 13, 2013 the Parties hereto entered into the Amendment No. 3 to the 2010 Amended and Restated Shareholder’s Agreement (the “Third Amendment” and, together with the First Amendment and the Second Amendment, the “Existing Amendments”); the 2010 Amended and Restated Shareholders’ Agreement together with the Existing Amendments are hereinafter collectively referred as to the “Shareholders’ Agreement”);

WHEREAS, on the date hereof, Fintech Telecom, LLC (together with its affiliates “Fintech”), TI and TII (TI and TII together, the “Sellers”), have entered into a certain amended and restated stock purchase agreement (as further amended from time to time by agreement among the parties thereto (or, if any amendment thereto results in any change or limitations of any rights and obligations of any of the Los W Parties under the Shareholders’ Agreement or the By-laws of Sofora (other than as agreed herein), by the parties thereto with the consent of the Los W Parties), the “Fintech Stock Purchase Agreement”), by means of which and subject to certain conditions Fintech or a Substitute Purchaser or a Third Party Purchase (as such terms are defined under the Fintech Stock Purchase Agreement) may acquire from the Sellers, among other things, ordinary common shares of the Company, corresponding to 68.00% of the Company’s share capital (the “Fintech Acquisition”);

WHEREAS, on October 24, 2014, LOS W, LOS W Guarantor Company and the LOS W Controlling Shareholders, have requested that TI and TII, and, on the date hereof, TI and TII have agreed to, waive their drag along rights under the Shareholders’ Agreement in connection with the Fintech Acquisition and to amend, effective upon Closing or the consummation of a Third Party Sale (as such terms are defined under the Fintech Stock Purchase Agreement) of the Fintech Acquisition, Appendix A to the Shareholders’ Agreement so as to eliminate the 30% discount provided in connection with the calculation of the Non-Selling Parties Stake in the event that TI and TII are the Selling Party;

NOW THEREFORE, the parties hereto hereby agree that the Third Amendment is amended and restated to read in its entirety as follows:

SECTION 1.  Definitions. All capitalized terms used but not otherwise defined herein shall have the meaning ascribed to such terms in the Shareholders’ Agreement.

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SECTION 2. Amendment to Appendix A to the Shareholders’ Agreement: Effective upon Closing or, if the Third Party Sale Option is elected, the consummation of a Third Party Sale on or prior to the Final Date (in each case, as such terms are defined under the Fintech Stock Purchase Agreement), the paragraph that is after item “M. Sofora Cash and Cash Equivalents” and before the last paragraph of Appendix A of the Shareholders’ Agreement, is hereby amended by replacing such paragraph, in its entirety, by the following text:

“For the purpose of Article 7, if TI and TII are the Selling Party, the following definitions shall apply:

Non Selling Parties Stake = Non Selling Parties economic interest in Sofora / ((TI and TII economic interest in Sofora x (1+ 0%)) + Non Selling Parties economic interest in Sofora + (1 – (TI and TII economic interest in Sofora + Non Selling Parties economic interest in Sofora)))

Selling Parties Stake = (TI and TII economic interest in Sofora x (1+ 0%)) / ((TI and TII economic interest in Sofora x (1+ 0%)) + Non Selling Parties economic interest in Sofora + (1 – (TI and TII economic interest in Sofora + Non Selling Parties economic interest in Sofora)))

Economic Interest: shall mean for each ordinary or preferred shareholder the percentage of profits that such shareholder is entitled to receive based on its ownership of ordinary or preferred shares of a relevant company.”

The remaining provisions remain unchanged.

SECTION 3. Effect. Upon occurrence of the Effective Date (as defined below), each reference in the Shareholders’ Agreement, to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Shareholders’ Agreement, shall mean and be a reference to the Shareholders’ Agreement as amended by this Third Amendment. Except as specifically and expressly amended by this Third Amendment, the Shareholders’ Agreement shall remain unaltered and in full force and effect and is hereby ratified and confirmed by the Parties.

SECTION 4. Effectiveness. This Third Amendment shall come into full force and effect upon the Closing or, if the Third Party Sale Option is elected, the consummation of a Third Party Sale on or prior to the Final Date pursuant to the Fintech Stock Purchase Agreement (the “Effective Date”). Notwithstanding anything to the contrary contained herein, in the event the Effective Date does not occur, this Third Amendment shall automatically and without the taking of any action by any Party be null and void, and the Shareholders’ Agreement shall remain unaltered by the provisions hereof.

SECTION 5. Governing Law, Jurisdiction, Public Announcement. For purposes of this Third Amendment, the Parties agree that Sections 19, 20 and 22 of the Shareholders’ Agreement (as amended hereby) shall apply and are hereby incorporated by reference as if stated herein, mutatis mutandis.

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TELECOM ITALIA S.P.A

By: /s/ Andrea Balzarini

Duly authorized representative

Date: October 24, 2014

TELECOM ITALIA INTERNATIONAL N.V.

By: /s/ Francesco S. Lobianco

Duly authorized representative

Date: October 24, 2014

[Signature Page to Amended and Restated Shareholders’ Agreement Amendment No. 3]

W DE ARGENTINA – INVERSIONES S.A.

By: /s/ Gerardo Werthein

Duly authorized representative

Date: October 24, 2014

LOS W S.A.

By: /s/ Daniel Werthein

Duly authorized representative

Date: October 24, 2014

DANIEL WERTHEIN

By: /s/ Daniel Werthein

Date: October 24, 2014

[Signature Page to Amended and Restated Shareholders’ Agreement Amendment No. 3]

ADRIAN WERTHEIN

By: /s/ Adrian Werthein

Date: October 24, 2014

GERARDO WERTHEIN

By: /s/ Gerardo Werthein

Date: October 24, 2014

DARIO WERTHEIN

By: /s/ Dario Werthein

Date: October 24, 2014

[Signature Page to Amended and Restated Shareholders’ Agreement Amendment No. 3]